                                                                   EXHIBIT 10.06

                         CHAIN LINK TECHNOLOGIES, INC.

                         SECURITIES PURCHASE AGREEMENT

                              As of June 11, 1999

                         SECURITIES PURCHASE AGREEMENT

  SECURITIES PURCHASE AGREEMENT made as of this 11th day of June, 1999, by and among Chain Link Technologies, Inc., a Delaware corporation (together with any predecessors or successors thereto as the context requires, the "Company"), Raj Jain, Ram Duraiswamy and Nicholas Fergis, (each individually a "Founder," and collectively the "Founders"), and the investment partnerships and other investors named in Exhibit A attached hereto (collectively the "Investors," and
                   ---------
each individually an "Investor").

  WHEREAS, the Company has duly authorized for issuance to the Investors an aggregate of 1,391,212 shares of Convertible Participating Preferred Stock, $0.001 par value per share ("Convertible Preferred Stock"); 1,391,212 shares of 6% Redeemable Preferred Stock, par value $0.001 per share ("Redeemable Preferred Stock") and a warrant to purchase 412,917 shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock");

  WHEREAS, each of the Investors desires to purchase, and the Company desires to sell, the respective number of shares of Convertible Preferred Stock and Redeemable Preferred Stock as set forth on Exhibit A attached hereto,
                                           ---------
representing an aggregate purchase and sale of 1,391,212 shares of Convertible Preferred Stock; 1,391,212 shares of Redeemable Preferred Stock and the Warrant;

  WHEREAS, each of the Investors desires to purchase, and the Founders listed on Exhibit A hereto desire to sell, an aggregate of 602,858 shares of Common Stock
---------
held by such Founders;

  WHEREAS, the parties hereto desire to set forth herein the terms of their ongoing relationship in connection with the Company;

  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  PURCHASE AND SALE
            -----------------

  1.1     Description of Securities. The Company's authorized capital stock
          -------------------------
 consists of Common Stock, Convertible Preferred Stock and Redeemable Preferred Stock. The Common Stock, Convertible Preferred Stock and Redeemable Preferred Stock have the rights, preferences and other terms set forth in the Amended and Restated Certificate of Incorporation of the Company (the "Amended Certificate") set forth on Exhibit B attached hereto. For purposes of this Agreement, the
             ---------
shares of Convertible Preferred Stock to be acquired by the Investors from the Company hereunder are referred to as the "Convertible Preferred Shares," the shares of Redeemable Preferred Stock to be acquired by the Investors from the Company are referred to herein as the "Redeemable Preferred Shares," the shares of Common Stock to be acquired by the Investors from the Founders are referred to as the "Common Shares," the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares are referred to as the "Conversion Shares," the shares of Common Stock issuable upon exercise of the Warrant are referred to as the "Warrant Shares," and the Convertible Preferred Shares, the Redeemable Preferred Shares, the Common Shares, the Conversion Shares, the Warrant and the Warrant Shares are sometimes referred to herein as the "Securities."
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  1.2     Sale and Purchase.  Upon the terms and subject to the conditions
          -----------------
contained herein, and in reliance upon the representations and warranties set forth in Sections 2 and 3 hereof, at the Closing (a) each Investor is hereby purchasing from the Company, and the Company is hereby issuing, selling, transferring and delivering to the Investors, the number of shares of Convertible Preferred Stock set forth opposite the name of such Investor on Exhibit A attached hereto, at a purchase price equal to $1.2220 per share; (b)
---------
each Investor is hereby purchasing from the Company, and the Company is hereby issuing, selling, transferring and delivering to the Investors, the number of shares of Redeemable Preferred Stock set forth opposite the name of such Investor on Exhibit A attached hereto, at a purchase price equal to $3.0908 per
            ---------
share; (c) each Investor is hereby purchasing from the Founders listed on Exhibit A attached hereto, and each such Founder is hereby selling, transferring
---------
and delivering to the Investors, the number of Common Shares set forth on Exhibit A at a purchase price of $4.3128 per share, which sale, transfer and
---------
delivery by the Founders and purchase by the Investors shall occur immediately prior to the other transactions described in this Section 1.2; and (d) each Investor is hereby purchasing from the Company, and the Company is hereby issuing, selling, transferring and delivering to the Investors, the Warrant, and each of the Company and the Founders hereby grant the Investors the rights set forth herein and in the various agreements executed and delivered concurrently herewith.

  1.3     Closing.  The closing of the purchase and sale of the Convertible
          -------
Preferred Shares, the Redeemable Preferred Shares, the Warrant and the Common Shares as contemplated by Section 1.2 (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, at Two Embarcadero Place, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California at 10:00 a.m. on June 11, 1999 (the "Closing Date") or at such other time and place as the Company and the Investors shall mutually agree.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDERS
            --------------------------------------------------------------

  In order to induce the Investors to enter into this Agreement, the Company and each of the Founders, jointly and severally, make the following representations and warranties to each of the Investors.

  2.1     Organization and Corporate Power.  The Company is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority to own or lease its properties, to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby, including the issuance of the Securities. The copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date and certified by the Secretary of State of the State of Delaware and the Secretary of the Company, respectively (the "Certificate of Incorporation" and the "Bylaws," respectively), which have been furnished to the Investors by the Company, are correct and complete at the date hereof and no amendments thereto are pending. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws.

  2.2     Authorization and Non-Contravention.  The Company has full right,
          -----------------------------------
authority and corporate power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby, and the issuance and delivery of (i) the Convertible Preferred Shares,
(ii) the Conversion Shares, upon conversion of the Convertible Preferred Shares,
(iii) the Warrant, (iv) the Warrant Shares, upon exercise of the Warrant and (v) the Redeemable Preferred Shares have been duly authorized by all necessary corporate and other action of the Company. This Agreement and all documents executed by the Company pursuant hereto are valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby and the issuance and delivery by the Company of (i) the Convertible Preferred Shares, (ii) the Conversion Shares, upon conversion of the Convertible Preferred Shares, (iii) the Warrant, (iv) the Warrant Shares, upon exercise of the Warrant and (v) the Redeemable Preferred Shares, do not and will not, except as set forth in Schedule 2.2: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under any material contract or obligation to which the Company is a party or by which any of its assets are bound, or any provision of the Certificate of Incorporation or Bylaws of the Company; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (C) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party; or (D) accelerate any obligation under or give rise to a right of termination of or result in a loss of a material benefit under any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

  2.3     Capitalization.  Immediately prior to the Closing, the authorized
          --------------
capital stock of the Company consists of 22,217,576 shares of Common Stock, of which 12,095,826 shares are issued and outstanding, 1,391,212 shares of Convertible Preferred Stock, none of which are issued and outstanding and up to all of which may be purchased under this Agreement, and 1,391,212 shares of Redeemable Preferred Stock, none of which are issued and outstanding and up to all of which may be purchased under this Agreement. The Company has authorized and reserved 1,391,212 shares of Common Stock for issuance upon conversion of the Convertible Preferred Shares and 412,917 shares of Common Stock for issuance upon exercise of the Warrant. The Company has reserved for issuance upon exercise of options or grants of stock awards under the Company's 1997 Equity Incentive Plan or other stock option plan (the "Option Plan") 2,680,253 shares of Common Stock. Options for the purchase of 1,584,425 shares of Common Stock are currently outstanding. Except as described in the previous sentence and

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except for the Convertible Preferred Shares and the Warrant, and except as set forth on Schedule 2.3, the Company has not issued or agreed to issue, and is not
         ------------
obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, nor any securities convertible into such shares or any warrants, options or other rights to acquire any such convertible securities, nor to accelerate the vesting of any of the foregoing, and none of the options or rights described in Schedule 2.3, if any, is subject to
                                   ------------
accelerated vesting by reason of the transactions contemplated hereby or any subsequent securities issuance by the Company. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. The Company has not redeemed any capital stock or securities from any shareholder or former shareholder or otherwise repurchased the interest of any equity holder in the Company. The Conversion Shares issuable upon conversion of the Convertible Preferred Shares and the Warrant Shares issuable upon the exercise of the Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable and not subject to any preemptive rights and will be issued in compliance with federal and state securities laws. The relative rights, preferences and other provisions relating to the shares of Convertible Preferred Stock, Redeemable Preferred Stock and Common Stock are as set forth in the Amended Certificate attached as Exhibit B hereto. There are no preemptive
                                ---------
rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance or sale of the Company's capital stock, other than as described in Schedule 2.3 hereto and rights to which the
                                  ------------
Investors and the Founder are entitled as set forth in this Agreement and the Amended Certificate. Except as set forth herein, there are no rights to have the Company's capital stock registered for sale to the public under the laws of any jurisdiction, no agreements relating to the voting of the Company's voting securities, and no restrictions on the transfer of the Company's capital stock (except for such restrictions that may exist under applicable federal and state securities laws). After giving effect to the transactions contemplated hereby, the outstanding shares of the Company's capital stock will be held beneficially and of record by the persons identified in Schedule 2.3 in the amounts indicated
                                           ------------
thereon, free and clear of all liens and encumbrances.

  2.4     Subsidiaries; Investments.  The Company has no subsidiaries and does
          -------------------------
not own any securities or interests issued by any other business organization or governmental authority or any direct or indirect interest in or control over any corporation, joint venture, partnership, limited liability company or other entity.

  2.5     Financial Statements and Matters.
          --------------------------------

          (a) The Company has previously furnished to the Investors copies of its unaudited financial statements for the fiscal years ended December 31, 1998, 1997 and 1996 together with copies of its unaudited financial statements for the three-month period ended March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis, are complete, correct and consistent in all material respects with the books and records of such Company, fairly and accurately present the financial position of such Company as of the dates thereof and the results of operations and cash flows of such Company for the periods shown therein (subject to the absence of footnotes and normal year-end adjustments in the case of the unaudited statements) and are attached hereto at
Schedule 2.5.

          (b) The projections which have been separately prepared and disclosed in writing to the Investors represent good faith estimates of the performance of the Company for 1999 and future years based upon assumptions which are set forth therein and which were in good faith believed to be reasonable when made and continue to be reasonable as of the date of this Agreement; provided, however,
                                                            --------  -------
that such projections do not constitute a commitment, guarantee or assurance of the future performance of the Company.

  2.6     Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
reflected or reserved against in the unaudited balance sheet of the Company at March 31, 1999 contained in the financial statements referred to in Section 2.5(a), (the "Base Balance Sheet") or as set forth in Schedule 2.6 attached
                                                      ------------
hereto, the Company does not have and is not subject to any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, other than those incurred in the ordinary course of business subsequent to March 31, 1999, other than any such liability or obligation which would not have a Material Adverse Effect.

  2.7     Absence of Certain Developments.  Since December 31, 1998, except as
          -------------------------------
set forth in Schedule 2.7 attached hereto, the Company has conducted itself in
             ------------
the ordinary course of business and there has not been any: (i) material adverse change in the financial condition of the Company or in the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Company, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption, purchase or acquisition of, any of the capital stock of the Company, or any issuance or sale by the Company of any shares of its capital stock, including, without limitation, any cash dividend or in kind distribution of accounts receivable, inventory or other assets of the Company, (iii) waiver or release of any valuable right of the Company or cancellation or discharge of any valuable debt or claim held by the Company, including any writedown, write-off or other compromise of any material accounts receivable, (iv) loss, destruction or damage to any property which is material to the assets, liabilities, condition (financial or other), properties, business, results of operations or prospects of the Company, whether or not insured, (v) acquisition or disposition of any material assets or other transaction by the Company other than in the ordinary course of business, (vi) transaction or agreement involving the Company and any officer, director, employee or shareholder of the Company, or any loans to any of the foregoing, (vii) increase, direct or indirect, or other change in the compensation paid or payable to any officer, director, employee or agent of the Company or any establishment or creation of any employment, deferred compensation or severance agreement or employee benefit plan with respect to such persons or the amendment to any of the foregoing, (viii) material loss of personnel of the Company, material change in the terms and conditions of the employment of the Company's key personnel or any labor trouble involving the Company, (ix) arrangements relating to any royalty, dividend or similar payment based on the sales volume of the Company, whether as part of the terms of the Company's capital stock or by any separate agreement, (x) agreement with respect to the endorsement of the Company's products, (xi) any (A) change in the Company's general collection policies, credit practices or payment policies, (B) material change in the Company's collection or payment policies with respect to any material customers, (C) pricing arrangements or other sales arrangements which are not in the ordinary course of business and consistent with past practices, or (D) recognition of revenues or deferral of expenses in a manner inconsistent with past practices,
(xii) loss or any development that could result in a loss of any significant customer, account or employee of the Company, (xiii) incurrence of indebtedness, other than in the ordinary course of business, or the mortgage, encumbrance or placement of any lien on any properties or assets used in the business of the Company, (xiv) transaction or agreement involving fixed price terms or fixed volume arrangements, (xv) transaction not occurring in the ordinary course of business, (xvi) change in accounting methods or practices, collection policies, pricing policies or payment policies, (xvii) revaluation by the Company of any of its material assets, (xviii) amendment or termination of any material contract, agreement or license to which the Company is a party or by which either is bound, (xix) amendment to the Company's Certificate of Incorporation or Bylaws, or (xx) any agreement with respect to any of the foregoing actions.

  2.8     Accounts Receivable; Accounts Payable; Inventories.
          --------------------------------------------------

          (a) All of the accounts receivable of the Company are reflected on the Base Balance Sheet in accordance with generally accepted accounting principles and represent bona fide completed sales made in the ordinary course of business, are valid claims and, to the Company's and the Founders' best knowledge, are not subject to any set offs or counterclaims and, except as set forth in Schedule 2.8(al, are fully collectible in the normal course of business after deducting the reserve set forth in the Base Balance Sheet. Since the date of the Base Balance Sheet, the Company has collected its accounts receivable in the ordinary course and in a manner which is consistent with its prior practices and has not accelerated any such collection. Except as set forth in Schedule 2.8(a), the
                                                        ---------------
Company has no accounts receivable or loans receivable from any person, firm or corporation which is an affiliate of the Company or any Founder or from any director, officer or employee of the Company or any affiliate thereof.

          (b) All of the accounts payable and notes payable of the Company arose in bona fide arms' length transactions in the ordinary course of business, and no such account payable or note payable is delinquent by more than sixty (60) days in its payment. Since the date of the Base Balance Sheet, the Company has paid its accounts payable in the ordinary course and in a manner which is consistent with its prior practices. Except as set forth in Schedule 2.8(b), as
                                                            ---------------
of the date hereof, the Company has no accounts payable to any person, firm or corporation which is an affiliate of the Company or to any director, officer or employee of the Company or any affiliate thereof.

          (c) Except as disclosed in Schedule 2.8(c), all of the Company's
                                     ---------------
inventory items are of a quality and quantity salable in the ordinary course of its business at profit margins consistent with the Company's experience in prior years. All inventory items shown on Schedule 2.8(c) reflect write-downs to
                                    ---------------
realizable values in the case of items which have become obsolete or unsalable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of the Company. The values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of the Company and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied. Since December 31, 1998, no inventory items have been sold or disposed of except through sales in the ordinary course of business at profit margins consistent with the Company's experience in prior years, and all sales commitments made for the Company's products are at prices not less than inventory values plus selling expenses and said profit margins.

  2.9     Properties.
          ----------

          (a) Real Property. The Company owns no real property. All of the real
              -------------
property leased by the Company as tenant or lessee is identified on Schedule
                                                                    --------
2.9(a) (collectively referred to herein as the "Leased Real Property").  The
------
Company hereby makes the following representations and warranties with respect to the Leased Real Property:

              (i) Leases.  The copies of the leases of the Leased Real Property
                  ------
  (collectively, the "Leases") delivered by the Company to the Investors and the information with respect to each of the Leases set forth in Schedule 2.9(a)
                                                              ---------------
  is complete, accurate, true and correct. With respect to each of the Leases, except as set forth on Schedule 2.9(a):
                         ---------------

                  (A) each of the Leases is in full force and effect and has not been modified, amended, or altered, in writing or otherwise;

                  (B) all obligations of the landlord or lessor under the Leases which have accrued have been performed, and to the best of the knowledge of the Company, no landlord or lessor is in default under any Lease;

                  (C) all obligations of the tenant or lessee under the Leases which have accrued have been performed, and the Company is not in default under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a material default by the Company; and

                  (D) the Company has obtained or will obtain prior to the Closing the consent of each landlord or lessor under any Leases whose consent is required to consummate the transactions contemplated hereby, and such transactions will not give any landlord or lessor under any Lease any remedy, including, without limitation, any right to declare a default under any Lease.

              (ii) Title and Description.  The Company holds a valid and
                   ---------------------
  enforceable leasehold interest in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases, free and clear of all other prior or subordinate interests, including, without limitation, mortgages, deeds of trust, ground leases, leases, subleases, assessments, tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances or matters affecting title, and free of encroachments onto or off of the Leased Real Property, except for (x) easements, covenants, restrictions and similar encumbrances that do not and could not materially interfere with the use of the Leased Real Property as currently used and improved, and (y) minor encroachments that do not and could not materially adversely affect the value or use of the Leased Real Property as currently used and improved and that could be removed without material cost ((x) and (y) are collectively referred to as "Permitted Encumbrances"), and except for matters set forth on Schedule 2.9(a).
                                                      ---------------

          (b) Personal Property. Except as disclosed in the Base Balance Sheet,
              -----------------
the Company has good and marketable title to all of its personal property. Except as set forth in Schedule 2.9(b), none of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except as specifically disclosed in the Base Balance Sheet. The Base Balance Sheet reflects all material personal property of the Company, and such properties are sufficient for the Company to continue the business of the Company as currently conducted by the Company. All leasehold improvements, furnishings, machinery and equipment of the Company are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order.

  2.10    Tax Matters.  The Company has timely filed all federal, state, local
          -----------
and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by the Company and has paid all Taxes (as hereinafter defined) required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5 above. The provision for Taxes on the Base Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local Taxes of any nature of the Company as of the date of the Base Balance Sheet, and any applicable Taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All Taxes and other assessments and levies which the Company was or is required to withhold or collect have been withheld and collected and have been, or will be, timely paid over to the proper governmental authorities. Except as set forth in Schedule 2.10, the Company has
                                                  -------------
not received notice of any audit or of any proposed deficiencies from the Internal Revenue Service or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof). There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Except as set forth on Schedule
                                                                      --------
2.10, the Company has never been a member of an affiliated group of corporations
----
filing a combined federal income tax return and does not have any liability for Taxes of any other person under Treasury Regulations (S) 1.1502.6 (or any similar provision of foreign, state or local law) or otherwise. The Company is not a party to any tax allocation or sharing arrangement.

  As of the Closing (i) the Company will be a domestic C Corporation, (ii) the Company will not have, during the one-year period preceding the Closing, made any purchases of its own stock, (iii) the Company's (and any predecessor's) aggregate gross assets, as defined by Section 1202(d)(2) of the Code, at no time between the date of incorporation of the Company and through the Closing have exceeded $50,000,000, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Section 1202(d)(3) of the Code and (iv) the Company will be an eligible corporation, as defined by
Section 1202(e)(4) of the Code.

  As used herein, the term "Taxes" shall mean any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, goods and services taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

  2.11    Certain Contracts and Arrangements.  Except as set forth on Schedule
          ----------------------------------                          --------
2.11 attached hereto (with true and correct copies heretofore delivered to the
-----
Investors) or as otherwise expressly contemplated hereby, the Company is not a party to or subject to or bound by:

          (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any contract, lease or agreement creating any obligation of the Company to pay to any third party $100,000 or more with respect to any single such contract or agreement, which such contract, lease or agreement is not cancelable without penalty upon sixty (60) days' notice or less;

          (c) any contract or agreement for the sale, license, lease or disposition of products creating any obligation of or to the Company in excess of $100,000;

          (d) any contract or agreement for the marketing of products or services for a price in excess of $100,000;

          (e) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity other than with respect to the subject matter of such contract;

          (f) any license agreement (as licensor or licensee) involving the payment of more than $100,000 annually (other than in connection with the resale of off-the-shelf end- user licenses);

          (g) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $100,000;

          (h) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of $100,000 or any pledge or security arrangement;

          (i) any joint venture, partnership, manufacturing, development or supply agreement creating an obligation of more than $100,000 in one year;

          (j) any endorsement or any other advertising, promotional or marketing agreement creating an obligation of more than $100,000 in one year;

          (k) any employment contracts, non-competition agreements, or agreements with present or former officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons (excluding any agreements between such persons and former employees thereof of which the Company has no knowledge), including without limitation any leases of Company stores or other facilities, or any amendment to any such existing contract or agreement;

          (l) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including, without limitation, any agreement with any stockholder of the Company which includes, without limitation, anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions, but excluding any stock option agreement issued under the Stock Option Plan to directors, officers, employees or consultants, copies of which have been provided to the Company or its counsel;

          (m) any pension, profit sharing, retirement or stock options plans;

          (n) any royalty, dividend or similar arrangement based on the sales volume of the Company;

          (o) any contract or agreement involving fixed price or fixed volume arrangements in excess of $100,000;

          (p) any acquisition, merger or similar agreement;

          (q) any contract with a governmental body involving annual payments to or by the Company in excess of $100,000;

          (r) any outstanding power of attorney;

          (s) any agreement with any stockholder or former stockholder of the Company or any affiliate of any such stockholder;

          (t) any agreements with independent contractors involving payments by the Company in excess of $100,000;

          (u) any administrative service agreements or arrangements with any affiliated or unaffiliated persons or entities; or

          (v) any other contract not executed in the ordinary course of business.

  All of the contracts and commitments of the Company are in full force and effect and neither the Company, nor, to the best knowledge of the Company, any other party thereto is in default thereunder (nor, to the best knowledge of the Company, has any event occurred which with notice, lapse of time or both would constitute a default thereunder), except to the extent that any such default would not have a Material Adverse Effect, and the Company has not received notice of any alleged default under any such contract, agreement, understanding or commitment.

  2.12    Intellectual Property.  Except as set forth in Schedule 2.12:
          ---------------------

          (a) The Company has exclusive ownership of, free and clear of claims or rights of any other person, or possesses exclusive licenses or other rights to use, all Intellectual Property Rights listed in Schedule 2.12 (the "Company
                                                   -------------
Rights"), with full right to use, develop, modify, sell, license, sublicense, dispose of, and bring actions for infringement of, which rights the Company believes are sufficient for the conduct of its business as presently conducted or proposed to be conducted (other than with respect to "off-the-shelf" software utilized in the Company's internal operations and which is generally commercially available to the public at retail).

          (b) The business of the Company as presently conducted and the marketing of the products and services of the Company do not violate agreements which the Company has with any third party or infringe any patent, trademark, copyright or trade secret or, to the best knowledge of the Company, any other Intellectual Property Rights of any third party.

          (c) No claim is pending or, to the best knowledge of the Company, threatened against the Company nor has the Company received any notice or claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person, and the Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property Rights.

          (d) To the best knowledge of the Company, none of the Company's employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.

          (e) As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, all of the registered rights set forth on Schedule 2.12 and all patents, patent
                               -------------
applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records. Notwithstanding anything to the contrary in this Section 2.12, any representation and warranty in this Section 2.12 with respect to patents, patent applications and patent rights, shall be deemed made to the best knowledge of the Company, to the extent not so qualified elsewhere in this Section 2.12.
Schedule 2.12 contains a list and brief description of all Intellectual Property
-------------
Rights owned by or registered in the name of the Company or of which the Company is the licensor or a licensee of a material right or in which the Company has any material right and, in each case, a brief description of the nature of the right.

          (f)    Except as set forth in Schedule 2.12, to the best of its
                                        -------------
knowledge, all computer software products that are owned by the Company, exclusively licensed to the Company, licensed, sold or otherwise distributed to others by the Company or are otherwise required for the conduct of its business ("Software") are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean with respect to any such Software, the ability of such Software to perform the following-date related functions:

           (i) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

           (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

           (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and

           (iv) store and provide output of date information in ways that are unambiguous as to century.

     2.13  Litigation. Except as set forth in Schedule 2.13, there is no
           ----------                         -------------
litigation or governmental-proceeding or investigation pending or, to the best knowledge of the Company and the Founders, threatened against the Company or affecting any of its properties or assets or against any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor, to the best knowledge of the Company and the Founders, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. None of the matters listed on Schedule 2.13 will have Material Adverse Effect. Schedule 2.13
          -------------                                    -------------
attached hereto sets forth all litigation, claims, proceedings or investigations involving the Company or any of its officers, directors and shareholders in connection with the business of the Company occurring, arising or existing during the previous five (5) years.

     2.14  Employee Benefit Plans. The Company does not maintain or contribute
           ----------------------
to any employee benefit plan, fringe benefit, stock option, bonus or incentive plan, severance pay policy or agreement, retirement, pension, profit sharing or deferred compensation plan or agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified and described in Schedule 2.14 attached hereto. To the Company's knowledge, the
             -------------
terms and operation of each such Employee Benefit Plan comply and have heretofore complied in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no unfunded obligations of the Company under any retirement, ,pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the best knowledge of the Company, any applicable labor relations law, and all Employee Benefit Plans are terminable at the discretion of the Company without liability to the Company upon or following such termination. Except as described in Schedule 2.14, the Company has never
                                         -------------
maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees other than as required by part 6 of subtitle B of title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any Employee Benefit Plan, there has occurred no "prohibited transaction," as defined in Section 406 of ERISA or

Section 4975 of the Code, or breach of any duty under ERISA or other applicable law which could result, directly or indirectly, in any taxes, penalties or other liability to the Company. No litigation, arbitration or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best knowledge of the Company, threatened with respect to any such Employee Benefit Plan.

     Each Employee Benefit Plan which has ever been maintained by the Company and which has been intended to qualify under Section 401 (a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Benefit Plan through and including the Closing Date (or, if earlier, the date that all of such Employee Benefit Plan's assets were distributed). No event or omission has occurred which would cause any such Employee Benefit Plan to lose its qualification under the applicable Code section and each asset held under any such Employee Benefit Plan may be liquidated or terminated without the imposition of any redemption for surrender charge or comparable liability. Except as set forth in Schedule 2.14, the
                                                       -------------
Company has never maintained any Employee Benefit Plan which has been subject to title IV of ERISA or Code Section 412, including, but not limited to, any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA). Each reference to "Company" in this Section 2.14 also refers to any
                                             ------------
other entity which would have ever been considered a single employer with the Company under ERISA Section 4001 (b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

     2.15    Workforce Matters. As of the date of this Agreement, the Company
             -----------------
employs approximately eighty (80) full-time employees and one (1) part-time employee and has contracts with four (4) independent contractors. The Company is not delinquent in payments to any of its employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees or independent contractors. Except as set forth in
Schedule 2.15 attached hereto, upon termination of employment of any of said
-------------
employees or independent contractors, no severance or other payments will become due. Except as set forth in Schedule 2.15, the Company has no policy, practice,
                            -------------
plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. The Company is and heretofore has been in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices except as set forth in
Schedule 2.15, nor are there any strikes, slowdowns, stoppages of work, or any
-------------
other concerted interference with normal operations existing, pending or, to the best knowledge of the Company, threatened against or involving the Company. There are no union organizing activities pending, or, to the best knowledge ofthe Company, threatened with respect to the Company and no question concerning representation exists respecting the employees of the Company. To the best knowledge of the Company, there are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that are reasonably likely to have a Material Adverse Effect. No arbitration or similar proceeding involving the Company is pending and no claim therefor has been asserted. To the best knowledge of the Company, no collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company is and heretofore has been in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. There are no changes pending or, to the best knowledge of the Company, threatened with respect to (including, without limitation, the resignation of) the senior management or key supervisory personnel or independent contractors of the Company nor has the Company received any notice or information concerning any prospective change with respect to such senior management or key supervisory personnel. Schedule 2.15 attached hereto contains
                                         --------------
a list of all managers, employees; consultants, independent contractors and sales persons of the Company who, individually, are anticipated to receive base compensation for the fiscal year ended December 31, 1999 in excess of $100,000, including the current job title and aggregate annual compensation of each such individual.

       2.16  List of Certain Vendors.  Schedule 2.16 sets forth a list of all
             -----------------------   -------------
equipment vendors to whom during the fiscal year ended December 31, 1998 the Company made payments aggregating $100,000 or more, showing, with respect to each, the name, address and dollar volume involved. To the best knowledge of the Company, no such vendor has any plan or intention to terminate or reduce its business with the Company or to materially and adversely modify its relationship with the Company.

       2.17  Environmental Matters.
             ---------------------

             (a)    Except as set forth in Schedule 2.17 attached hereto, to the
                                           -------------
best of its knowledge, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);
(ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) the Company does not presently own, operate, lease, or use, nor has the Company previously owned, operated, leased, or used, any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

             (b)    Except as set forth in Schedule 2.17 hereto, to the best of
                                           -------------
its knowledge, (i) the Company has no liability under, nor has it ever violated in any material respect, any Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon, are presently in compliance in all material respects with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Company has no reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

               (c)    For purposes of this Section 2.17, (i) "Hazardous
                                           ------------
Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;
(ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include the Company, each of its subsidiaries and predecessors in interest and all other entities for whose conduct the Company or any of its subsidiaries is or may be held responsible under any Environmental Law.

       2.18    Business; Compliance with Laws.
               ------------------------------

               (a) The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted. The Company is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws and regulations.

               (b) None of the Company, any executive officer or director of the Company, or any affiliate of any of the foregoing has, at any time within the past five (5) years: (i) filed, or has had filed against any such person, a petition under the federal bankruptcy laws or any state insolvency laws or has had a receiver, fiscal agent or similar officer appointed by a court for the business or property of any such person, or any partnership of which any such person was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two (2) years prior to such filing; (ii) been convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it or him from, or otherwise imposing limits or conditions on its or his engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (iv) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission or similar state agency to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (v) taken any action, been a party to or subject to any proceeding or been otherwise involved in any matter which, if the Company were to file a registration statement on Form S-1 with the SEC on the date hereof, would be required to be disclosed pursuant to Item 401 (f) or Item 401 (g) of SEC Regulation S-K.

       2.19    Investment Banking; Brokerage. There are no claims for investment
               -----------------------------
banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or the Founder or based on any arrangement or agreement made by or on behalf of the Company or the Founder.

       2.20    Insurance. Except as set forth on Schedule 2.20, the Company has
               ---------                         -------------
fire, casualty, product liability and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject (including, without limitation, liabilities relating to the so called "Year 2000" compliance matters), and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar businesses as the Company. There is no default or event which could give rise to a default under any such policy.

       2.21    Transactions with Affiliates. There are no loans, leases,
               ----------------------------
contracts or other continuing transactions between the Company and any officer, director or five percent (5%) shareholder thereof or any family member or affiliate of the foregoing persons and there have been no such transactions within the past five (5) years except as set forth in Schedule 2.21 attached
                                                      --------------
hereto. No shareholder, director or officer of the Company nor any of their respective family members or affiliates, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor, supplier or lessor of the Company, or any organization which has a material contract or arrangement with the Company, except as set forth in Schedule 2.21.
                                    -------------

       2.22    Customers. Schedule 2.22 attached hereto sets forth the name of
               ---------  --------------
each customer of the Company who accounted for more than ten percent (10%) of the revenues of the Company for the twelve (12) months ended December 31, 1998 (the "Customers"). The relationships of the Company with its Customers are good commercial working relationships. No Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last twelve (12) months decreased materially its usage of the services or purchase of products of the Company. Schedule 2.22 attached hereto sets forth a list of
                         -------------
each former customer of the Company who has terminated its relationship with the Company since January 1, 1997 and who represented greater than $100,000 of business to the Company in the twelve (12) calendar months preceding such termination. No Customer, has, to the best knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage of services, or purchase or distribution of the products of the Company.

       2.23    Warranty and Related Matters. Schedule 2.23 attached hereto sets
               ----------------------------  --------------
forth the terms of the Company's standard product warranty at the date hereof with respect to all products or services that the Company distributes, services, markets or sells for itself, any customer or any third party (each such product or service shall be referred to herein as a "Company Product"). There are no existing or, to the best knowledge of the Company, threatened in writing, product liability, warranty or other similar claims against the Company alleging that any Company Product is defective or fails to meet any product or service warranties except as set forth in Schedule 2.23. The warranty reserve set forth
                                  -------------
on its current balance sheet is sufficient to cover outstanding warranty claims.

       2.24    Corporate Records. The corporate record books of the Company
               -----------------
accurately record in all material respects all corporate action taken by its stockholders, board of directors, governing bodies and committees. The copies of the corporate records of the Company made available to the Investors for review, are true and complete copies of the originals of such documents.

       2.25    Disclosure. The representations and warranties made or contained
               ----------
in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Company delivered to the Investors in connection with or pursuant to this Agreement when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions, or facts or information which have come to the attention of the management of the Company and which have not been disclosed herein or in a schedule hereto, having a direct impact on the Company or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such management, have or could be expected to have a Material Adverse Effect.

       2.26    Section 83(b) Elections. To the Company's knowledge, all
               -----------------------
individuals who have purchased shares of the Company's Common Stock that are subject to a risk of forfeiture have timely filed elections under Section 83(b) of the Code (as defined below) and any analogous provisions of applicable state tax laws.

       2.27    Additional Representations and Warranties of the Founders. In
               ---------------------------------------------------------
addition to the foregoing, each of the Founders hereby additionally represents and warrants to the Investors that:

               (a)    Authorization. All acts and conditions required by law on
                      -------------
the part of such Founder necessary for the authorization, execution and delivery of this Agreement and the transactions contemplated herein, and the performance of all obligations of such Founder hereunder, have been duly performed and obtained and this Agreement constitutes a valid and legally binding obligation of such Founders, enforceable in accordance with its terms.

               (b)    Title to the Common Shares. Such Founder has good and
                      --------------------------
marketable title to the Common Shares to be transferred to the Investors under this Agreement, free and clear of any lien, pledge, security interest or other encumbrance, and, upon delivery of the Common Shares at the Closing as provided for in this Agreement, the Company will acquire good and marketable title thereto.

               (c)    No Violation or Default. The execution, delivery and
                      -----------------------
performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which such Founder is a party or by which such Founder is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

               (d)    No Action or Proceeding. There is no action, suit,
                      -----------------------
proceeding, or investigation pending or threatened against such Founder that questions the validity of this

Agreement or the right of the Founder to enter into this Agreement or to consummate the transactions contemplated hereby. Such Founder acknowledges and agrees that the sale of the Shares pursuant hereto is made in exchange for fair and reasonably equivalent consideration.

           (e)    Access to and Review of Company Information. The Founder
                  -------------------------------------------
acknowledges that he has had available to him all information which he considers material in connection with the transactions contemplated by this Agreement and has been afforded an opportunity to ask questions and receive answers from the Company regarding the transactions contemplated by this Agreement.

           (f)    Investigation; Future Gains; etc. Such Founder has entered
                  --------------------------------
into this Agreement based on his own knowledge, investigation and analysis and that of his advisors. Such Founder understands that the Company's plans for the future, if successful, may result in the Company's capital stock becoming significantly more valuable and that the future value of the Common Shares could far exceed the amounts such Founder will receive under this Agreement. Such Founder acknowledges and understands that the Company may pursue various acquisitions and liquidity events. Nevertheless, such Founder is selling his Common Shares of his own free will with full understanding of such recent acquisitions. Neither the Company nor any Releasee (as defined herein) has made any representation to the Founder about the advisability of this decision or the potential future value of his Common Shares. Such Founder agrees that neither the Company nor any Releasee is under any obligation to disclose to such Founder any information or opinion they may have about the potential future value of the Company's capital stock, even if such information is material.

           (g)    Sophistication. Such Founder has a prior and current business
                  --------------
and personal relationship with the Company, its officers and directors and has the benefit of the business and financial experience of his professional advisors who are unaffiliated with the Company, and who are not compensated by the Company. Such Founder has the capacity to protect his own interests in connection with the sale of the Common Shares.

           (h)    Tax Consequences. Such Founder has reviewed with his own tax
                  ----------------
and other advisors the federal, state, and local tax consequences of the sale of the Common Shares. Such Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or any of the Releasees. Such Founder understands that he shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
           -----------------------------------------------

     Each Investor hereby represents and warrants to the Company as follows:

     3.1   Investment Status. Each Investor is an "accredited investor" as such
           -----------------
term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor is purchasing the Securities for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each such Investor acknowledges that its respective Securities have not been registered under the Securities

Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. Each such Investor further acknowledges that the offer and sale of the Securities was not accomplished by the publication of any advertisement.

     3.2   Authority. Each Investor has full right, authority and power under
           ---------
its charter, Bylaws or governing partnership agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor's charter, Bylaws or governing partnership agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Investors enforceable in accordance with their respective terms.

     3.3   Investment Banking; Brokerage Fees. No Investor has incurred or
           ----------------------------------
become liable for any broker's or finder's fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4. CONDITIONS OF PURCHASE BY THE INVESTORS
           ---------------------------------------

     Each Investor's obligation to purchase and pay for the Securities to be purchased by it shall be subject to the fulfillment to the Investors' satisfaction, or the waiver by the Investors, on or before and at the Closing Date of the following conditions:

     4.1   Certificate of Incorporation; Option Pool. The Company shall have
           -----------------------------------------
completed the following transactions on terms satisfactory to the Investors:

           (a) The Company shall have adopted the Amended Certificate in the form attached hereto as Exhibit B and such Amended Certificate shall have become
                        ---------
effective under the laws of the State of Delaware; and

           (b) The Company's 1997 Equity Incentive Plan shall have 1,000,000 unallocated shares to be available for stock option grants to employees, directors and consultants as determined by the Board of Directors.

     4.2   Representations; Satisfaction of Conditions. The representations and
           -------------------------------------------
warranties of the Company and each Founder contained in this Agreement shall be true and correct on and as of the Closing Date, as applicable, each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by Investors that are intended to hold not less than a majority of the Convertible Preferred Shares and Redeemable Preferred Shares following the consummation of the transactions contemplated hereby, and the Company shall have delivered a certificate to the foregoing effect signed by its President.

     4.3    Opinion of Counsel. The Investors shall have received an opinion
            ------------------
from the Company's and the Founders' counsel dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.
                                             ---------

     4.4 Authorization. The Board of Directors and stockholders of the Company shall have duly adopted resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby and the Investors shall have received a certificate of the Secretary of the Company setting forth a copy of such resolutions and the Amended Certificate and Bylaws of the Company and such other matters as may be reasonably requested by the Investors.

     4.5    Employee Agreements Regarding Confidentiality. Except as set forth
            ---------------------------------------------
on Schedule 4.5, each service provider of the Company shall have executed the
   ------------
Company's form Employment Agreement in the form (or substantially the form) attached hereto as Exhibit D and copies of such executed agreements shall have
                   ---------
been made available to special counsel for the Investors.

     4.6    Approvals and Consents. The Company and each Founder shall have made
            ----------------------
all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by them in connection with the execution and delivery of this Agreement and the performance by them of the transactions contemplated hereby and the Investors shall have received copies of all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance satisfactory to the Investors.

     4.7    Delivery of Closing Documents. On the Closing Date, the Company and
            -----------------------------
each Founder shall have delivered, or shall have caused to be delivered, to the Investors, all in form and substance satisfactory to the Investors, the following:

            (a) Executed copies of the Stockholders Agreement, the Registration Rights Agreement, the Indemnification Agreement and the Voting Agreement in the forms attached hereto as Exhibit E, Exhibit F and Exhibit G and
                                          ---------  ---------     ---------
Exhibit H, respectively;
---------

            (b) Certificates issued by (i) the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation (or is required to be so qualified) as to such foreign qualification;

            (c) A certificate executed by the President of the Company as to the matters contemplated by Section 4.2, and to the further effect that the business of the Company has been operated only in the ordinary course since the date of the Base Balance Sheet (including without limitation that there have been no material asset sales or dividends or distributions to stockholders since such date) except as indicated in such certificate;

            (d) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers;

               (e) Certificates evidencing the Convertible Preferred Shares, Redeemable Preferred Shares, Common Shares and the Warrant to be purchased by the Investors hereunder; and

               (f) Such other supporting documents and certificates as the Investors may reasonably request and as may be required pursuant to this Agreement.

       4.8     No Material Adverse Change. Since the date of the Base Balance
               --------------------------
Sheet, there shall have been no material adverse change in the financial condition, properties, assets, liabilities, business, operations or prospects of the Company, whether or not in the ordinary course of business.

       4.9     All Proceedings Satisfactory; Due Diligence Review. All corporate
               --------------------------------------------------
and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have completed and shall be satisfied with their due diligence review.

       4.10    No Violation or Injunction. The consummation of the transactions
               --------------------------
contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

       4.11    No Litigation. No action or proceeding by or before any court,
               -------------
administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated in this Agreement.

       4.12 Fees and Expenses. The Company agrees to pay to the Investors legal fees and related expenses incurred by the Investors, up to a maximum of $40,000, in connection with the transactions contemplated by this Agreement.

       4.13    Election of Directors. The Company shall take proper corporate
               ---------------------
action, so that effective at the Closing, the size of the Board of Directors shall be set at four (4) members, and one of whom shall be the nominee of TA Associates (the "Investors' Nominee"). The Investors' Nominee shall further be appointed as a member of the Compensation Committee and Audit Committee of the Company's Board of Directors and the Company shall enter into an Indemnification Agreement with the Investors' Nominee in the form attached hereto as Exhibit G.
                                                                     ---------

SECTION 5. COVENANTS OF THE COMPANY
           ------------------------

     The Company (which term shall be deemed to include, for purposes of this Section 5, any subsidiary of the Company formed after the date of this Agreement) agrees with the Investors that it shall comply with the following covenants from and after the Closing except as shall otherwise be expressly agreed pursuant to a written consent or consents executed by Investors holding not less than a majority of the Convertible Preferred Shares and Conversion Shares held by the Investors as a group and a majority of the Redeemable Preferred Stock held by the Investors as a group, until the closing of a Qualified Public Offering (as defined in the Company's Amended Certificate and as in effect at the date hereof); provided that the Company's obligation under
Section 5.3 hereof shall survive for so long as the Investors' Nominee serves on the Board of Directors of the Company.

     5.1   Financial Statements. The Company will maintain a system of accounts
           --------------------
in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Investors the following reports:
(a) within ninety (90) days after the end of each fiscal year commencing with the year ending December 31, 1999, a copy of the consolidated balance sheet of the Company as at the end of such year, together with consolidated statements of income, retained earnings and cash flows of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Board of Directors, prepared in accordance with generally accepted accounting principles and practices consistently applied; (b) within thirty (30) days after the end of each month commencing with the month ending June 30, 1999, a consolidated unaudited balance sheet of the Company as at the end of such month and unaudited statements of income for the Company for such month and for the year to date, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of the results shown therein; and (c) such other financial information as Investors holding a majority of the Convertible Preferred Shares or Conversion Shares and Redeemable Preferred Shares may reasonably request.

     5.2   Budget and Operating Forecast; Inspection.
           -----------------------------------------

           (a) The Company will prepare and submit to the Board of Directors of the Company and the Investors an annual budget and plan for each fiscal year of the Company at least thirty (30) days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget and plan. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company. The Company shall review the budget periodically and shall advise the Board of Directors of all changes therein and all material deviations therefrom.

           (b) The Company will, upon reasonable prior notice to the Company and subject to applicable security clearances, permit authorized representatives (including, without limitation, accountants and legal counsel) of the Investors reasonably acceptable to the Company, to visit and inspect any of the properties of the Company and its subsidiaries, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested by the Investors. The foregoing shall be in addition to, and not in lieu of, the Investors' inspection rights under applicable law.

     5.3   Board of Directors; Indemnification. The Company shall pay or
           -----------------------------------
reimburse each Director for his reasonable travel expenses incurred in connection with attending meetings or other functions of the Board of Directors and committees thereof and for the reasonable costs incurred by him in connection with any other work on behalf of the Company. The Amended Certificate and Bylaws of the Company will in respect of all times during which any nominee of any of the Investors serves as a director of the Company provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law, and the Company shall obtain and maintain a reasonable amount of directors and officers' liability insurance coverage on terms satisfactory to the Investors' Nominee covering, among other things, violations of federal or state securities laws.

     5.4   Key Person Insurance. The Company will use its best efforts to
           --------------------
promptly obtain and maintain in effect "key person" term life insurance policy on the life of Raj Jain, Ram Duraiswamy, and Nicholas W. Fergis in the amount of $1,000,000, which shall be payable to the Company, as named beneficiary under such policy. At the request of the Investors (or their successors or transferees) holding a majority of the Convertible Preferred Shares and the Redeemable Preferred Shares, the proceeds of such insurance policy shall be distributed pro rata to the Investors and the estate of the Founder based on their respective holdings of the capital stock of the Company, with the remaining proceeds to be retained by the Company.

     5.5   Conduct of Business; Material Adverse Changes. The Company will
           ---------------------------------------------
continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible herewith. The Company will promptly advise the Investors of any event which represents or is reasonably likely to result in a material adverse change in the condition (financial or otherwise), business or prospects of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, in the reasonable judgment of the Company, is reasonably likely to have a Material Adverse Effect. The Company will promptly advise the Investors of any recall of the Company's products and services, any other material adverse developments relating to the Company's products and services, and any suit or proceeding commenced or threatened which is related to the Company's products and services.

     5.6   Management Compensation. All compensation decisions for key
           -----------------------
management of the Company (including stock options and grants) shall be made by a compensation committee of the Board which shall include the Investors' Nominee (the "Compensation Committee"). All employment agreements providing for a term of employment shall be subject to the prior review and approval of the Compensation Committee. Notwithstanding the foregoing, the Company agrees to comply with the Founders' Bonus Plan which is attached hereto as Schedule 5.6.
                                                                 ------------

SECTION 6. SURVIVAL; INDEMNIFICATION
           -------------------------

     6.1   Survival of Representations; Warranties and Covenants. All covenants,
           -----------------------------------------------------
agreements, representations and warranties of the Company, the Founders and the Investors made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation on the part of such party or its representatives, and (b) shall bind the parties' successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to their transferees of Securities, whether so expressed or not.

     6.2   Indemnification.
           ---------------

           (a) Each Founder with respect to Section 6.2(a)(i) (or at the sole option of the Investors with respect to any matter subject to indemnification under Section 6.2(a)(i), the Company) and the Company with respect to Section 6.2(a)(ii) and (iii), each agree to defend, indemnify and hold harmless the Investors, their affiliates and respective direct and indirect partners (including partners of partners and stockholders and members of partners), and the members, stockholders, directors, officers, employees and agents of each of the foregoing and each person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party"), from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including, without limitation, interest, penalties and any investigation, legal and other expenses) incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party (a "Loss" or "Losses"), without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any inaccuracy in or breach of any representation or warranty made by the Company or any Founder in this Agreement, or in any schedule or certificate delivered by or on behalf of the Company or the Founders as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties, (ii) any breach of any covenant or agreement made by the Company in this Agreement or in any agreement or instrument delivered pursuant to this Agreement, or (iii) third party or governmental claims relating in any way to the status of the Indemnified Party as a security holder, director, agent, representative or controlling person of the Company or otherwise relating to their involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as shareholder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable under this clause (iii) to the extent that any such Loss arises from and is based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof or (B) a knowing and willful violation of the federal securities laws by an Indemnified Party, as finally determined by a court of competent jurisdiction; provided further, however, that the liabilities of the Founders under this Section 6.2 shall be limited to not more than $2,600,000 in the aggregate.

          (b) If the indemnification provided for in Section 6.2(a)(iii) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Each of the Company and the Investors agrees that it would not be just and equitable if contribution pursuant to this Section 6.2(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 6.2(b) in excess of the lesser of (i) that proportion of the total of such Losses equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          (c)    The indemnification and contribution provided for in this
Section 6.2 will remain in full force and effect regardless of any investigation made by or on behalf of the

Indemnified Parties or any officer, director, partner, member, employee, agent or controlling person of the Indemnified Parties.

            (d) The provisions of this Section 6.2 are in addition to and shall supplement those set forth in the Registration Rights Agreement referred to in Section 4.7(a).

     6.3    Release. Each Founder, for himself, his predecessors, heirs,
            -------
executors, administrators, assigns, and successors, hereby fully releases, remises, acquits, and discharges the Company, and each of its present or former officers, directors, shareholders, employees, agents, attorneys, parents, subsidiaries, affiliates, partners, joint venturers, successors and assigns and TA Associates, its affiliates, partners and joint venturers (collectively, "Releasees") and covenants not to sue or otherwise institute or cause to be instituted or in any way participate in (except at the request of the Company) any legal or other proceedings or actions against any Releasee with respect to those matters arising out of such Founder's investment in, or ownership of, the Common Shares or the purchase thereof by the Investors.

            (a)    Uncertain Claims. Each Founder hereby acknowledges that he
                   ----------------
has considered the possibility that he may not now fully know the nature or value of the claims which are generally released pursuant to paragraph (a) above and that such general release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, however arising, and that any and all rights granted to the Founder pursuant to Section 1542 of the California Civil Code or any analogous applicable state or federal law or regulation are hereby expressly waived. Said Section 1542 of the Civil Code of the State of California reads as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which, if known by him, must have materially affected its settlement with the debtor."

SECTION 7. GENERAL
           -------

     7.1   Amendments, Waivers and Consents. For the purposes of this Agreement
           --------------------------------
and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investors. Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors under this Agreement or the agreements contemplated hereby (except as set forth in such agreements) shall require a vote of a majority of the Investors based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time (or, if the Investors have not yet been issued capital stock of the Company, based on the intended relative holdings of capital stock of the Company of the Investors as a group as contemplated herein), and any such action by such percentage of Investors shall bind all of the Investors.

     7.2   Legend on Securities. The Company and the Investors acknowledge and
           --------------------
agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT
                 BEEN REGISTERED UNDER THE SECURITIES ACT OF
                 1933, AS AMENDED (THE "ACT"), OR ANY STATE
                 SECURITIES OR BLUE SKY LAWS AND MAY NOT BE
                 OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR
                 OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A
                 REGISTRATION STATEMENT WITH RESPECT TO SUCH
                 SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR
                 (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM
                 REGISTRATION UNDER THE ACT RELATING TO THE
                 DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS."

     7.3   Governing Law. This Agreement shall be deemed to be a contract made
           -------------
under, and shall be construed in accordance with, the laws of the State of California, without giving effect to conflict of laws principles thereof.

     7.4   Section Headings and Gender. The descriptive headings in this
           ---------------------------
Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

     7.5   Counterparts. This Agreement may be executed simultaneously in any
           ------------
number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     7.6   Notices and Demands. Any notice or demand which is required or
           -------------------
provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:

           (a) if to the Company or any Founder, at 1252 Borregas Avenue, Sunnyvale, California 94089 or at such other address designated by the Company or the Founder to the Investors and the other parties hereto in writing with a copy to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306,
Attn: Fred M. Greguras, Esq.; and

           (b) if to the Investors, at the mailing addresses as shown on Exhibit A attached hereto, or at such other address designated by an Investor to
---------
the Company in writing with a copy to Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, Attn: Warren T. Lazarow, Esq.

     7.7   Dispute Resolution. Except as provided below, any dispute arising out
           ------------------
of or relating to this Agreement or any other agreement contemplated hereby, including the Registration Rights Agreement, Stockholders' Agreement, Voting Agreement and Indemnification Agreement, or the breach, termination or validity hereof or thereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Santa Clara County, California.

     Such proceedings shall be administered by the neutral arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

                (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                (ii)   no other discovery;

                (iii) hearings before the neutral arbitrator which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

                (iv) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 7.7 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

     Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

     7.8   Remedies; Severability. Notwithstanding Section 7.7, it is
           ----------------------
specifically understood and agreed that any breach of the material provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, the parties hereto may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement and the Stockholders Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     7.9   Integration. This Agreement, including the exhibits, documents and
           -----------
instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein, which letter of intent shall be completely superseded by the representations, warranties and covenants of the Company contained herein.

     7.10  Certain Definitions. For purposes of this Agreement, the term:
           -------------------

           (a) "affiliate" of a person means (i) with respect to a person, any member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner, member or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

           (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

           (c) "person" means an individual, corporation, partnership, limited liability company, association, trust or any unincorporated organization; and

           (d) "subsidiary" of a person means any corporation more than fifty (50D/o) percent of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such person.

     7.11  Legal Fees. The Company and the Investors shall each bear their own
           ----------
costs and other expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall pay the reasonable fees, not to exceed $40,000 in the aggregate, and expenses of Brobeck, Phleger & Harrison, LLP, special counsel to the Investors.

     7.12   Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.13   Confidential Information. The Investors acknowledge that they have
            ------------------------
and will acquire information and materials from the Company that is marked or stated to be "confidential" (collectively "Confidential Information"), which in no event will include any information which is available in the public domain as of the date hereof or becomes part of the public domain through no fault of the Investors or that the Company regularly gives to third parties without restriction on user disclosure. Investors and their officers, directors, partners, employees, agents and representatives agree not to disclose to others (other than to attorneys or other professional advisors or to such Investors' limited partners or to other affiliates of the Investor, which persons shall agree to keep the material confidential) or use Confidential Information, commercially or otherwise, in a manner that can be reasonably expected to be detrimental to the Company, provided that nothing contained in this Section 7.13 shall impair the Investors' exercise of any rights or remedies hereunder or agreements contemplated hereby or under applicable law.

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                    COMPANY:

                                    CHAIN LINK TECHNOLOGIES, INC.

                                    By: /s/ Raj Jain
                                        ---------------------------------
                                        Name:     Raj Jain
                                        Title:    President

                                    FOUNDERS:


                                    /s/ Raj Jain
                                    -------------------------------------
                                    Raj Jain

                                     /s/ Ram Duraiswamy
                                    -------------------------------------
                                    Ram Duraiswamy

                                    /s/ Nicholas W. Fergis
                                    -------------------------------------
                                    Nicholas W. Fergis



                SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                              INVESTORS:

                              TA/Advent VIII L.P.

                              By: TA Associates VIII LLC, its General Partner
                              By: TA Associates, Inc., its Manager

                              /s/ Kurt Jaggers
                              -----------------------------------------
                              By: Kurt Jaggers

                              Advent Atlantic & Pacific III L.P.

                              By: TA Associates AAP III Partners, its General
                                  Partner
                              By: TA Associates, Inc., its General Partner

                              /s/ Kurt Jaggers
                              -----------------------------------------
                              By: Kurt Jaggers

                              TA Executives Fund LLC

                              By: TA Associates, Inc., its Manager

                              /s/ Kurt Jaggers
                              -----------------------------------------
                              By: Kurt Jaggers

                              TA Investors LLC

                              By: TA Associates, Inc., its Manager i

                              /s/ Kurt Jaggers
                              -----------------------------------------
                              By: Kurt Jaggers



                SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT